Execution Copy


                 THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS
        SECURED BY THIS MORTGAGE IS $1,500,000. SEE SECTION 4.16 HEREIN


================================================================================


                            REAL PROPERTY MORTGAGE,
                    ASSIGNMENT OF RENTS AND FIXTURE FILING

                                      BY
                          ADVANCED D.C. MOTORS, INC.
                                  Mortgagor,

                                      TO
                  U.S. BANK NATIONAL ASSOCIATION, as Trustee,
                                 as Mortgagee


                           Relating to Premises in:
                           Onondaga County, New York

                          Dated as of April 12, 2002

   THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN
     SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING
                                  FACILITIES.


================================================================================


                        THIS INSTRUMENT PREPARED BY,
                       AND AFTER RECORDING RETURN TO:

                           Craig A. Currie, Esq.
                            Dorsey & Whitney LLP
                           50 South Sixth Street
                        Minneapolis, Minnesota 55402
                               (612) 340-2600


ONONDAGA COUNTY:

SECTION/BLOCK/LOT:

                            REAL PROPERTY MORTGAGE,
                    ASSIGNMENT OF RENTS AND FIXTURE FILING
                          (Onondaga County, New York)



     THIS REAL PROPERTY MORTGAGE, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage"), made as of April 12, 2002, is made and executed by ADVANCED D.C. MOTORS, INC., a New York corporation ("ADC" or "Mortgagor"), being the successor by merger to DCM Holding Corp., having its principal offices at 6268 East Molloy Road, East Syracuse, New York 13057, in favor of U.S. BANK NATIONAL ASSOCIATION, as Trustee under those certain Indentures, identified below, a national banking association with an office at 180 East Fifth Street, Saint Paul, Minnesota (hereinafter referred to as "Mortgagee") for Holders (as "Holders" is defined in the Security Agreement referred to below).

                                   RECITALS

     I. WHEREAS, as of the date hereof Kinetek Industries, Inc. ("Kinetek"), has issued (i) those certain 5% Senior Notes due 2007 dated as of May 1, 2007, in the original principal amount of $15,000,000 pursuant to the terms of that certain Indenture dated as of even date herewith by and among U.S. Bank National Association, as Trustee, Kinetek Industries, Inc. as Issuer and the Guarantors identified below (the "5% Indenture") and (ii) those certain 10% Notes due May 1, 2007, in the original principal amount of $ 11,000,000 (collectively with the 5% Notes, the "Notes" and each, a "Note") pursuant to the terms of that certain Indenture dated as of even date herewith by and among U.S. Bank National Association, as Trustee, Kinetek Industries, Inc. as Issuer and the Guarantors identified below (collectively, with the 5% Indenture, the "Indentures"); and

     WHEREAS, Kinetek, Inc., a Delaware corporation, Advanced D.C. Holdings, Inc., a Delaware corporation, Advanced D.C. Motors, Inc., a New York corporation, Electrical Design and Control Company, a Delaware corporation, The Imperial Electric Corporation, a Delaware corporation, Merkle-Korff Industries, Inc., an Illinois corporation, Motion Holdings, Inc., a Delaware corporation, Motion Control Engineering, Inc., a California corporation. FIR Group Holdings, Inc., a Delaware corporation and Gear Research, Inc., a Delaware corporation (collectively, the "Guarantors") have each guaranteed payment and performance of the Indentures and the Notes pursuant to certain guarantees contained in the Indentures (collectively, the "Guaranties"); and

     WHEREAS, pursuant to a Security Agreement (the "Security Agreement") dated as of the date hereof, the parties to the Indentures have secured the obligations of the Issuer under the Indenture and the Notes, and the obligations of the Guarantors under the Guarantees, and the other obligations identified in the Security Agreement, by liens and security interests granted therein, that are subordinate to the liens and security interests in favor of Agent and Senior Lenders under the Senior Loan Agreement;

     II. NOTWITHSTANDING THAT THE AGGREGATE PRINCIPAL AMOUNT OF OBLIGATIONS (HEREINAFTER DEFINED) MAY BE IN AN AMOUNT IN EXCESS OF $1,500,000, THE MAXIMUM

PRINCIPAL AMOUNT OF OBLIGATIONS THAT IS OR UNDER ANY CONTINGENCY MAY BE SECURED BY THE LIEN OF THIS MORTGAGE IS $1,500,000 (HEREINAFTER REFERRED TO AS THE "MAXIMUM MORTGAGE INDEBTEDNESS"), PLUS THE OTHER AMOUNTS SET FORTH IN, AND INCURRED BY MORTGAGEE IN ACCORDANCE WITH, SECTION 4.16 HEREOF, INCLUDING WITHOUT LIMITATION, INTEREST, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) AND OTHER CHARGES, FEES AND AMOUNTS INCURRED BY OR ON BEHALF OF MORTGAGEE IN ORDER TO PRESERVE AND MAINTAIN THIS MORTGAGE (AND THE LIEN THEREOF) AND THE MORTGAGED PROPERTY, INCLUDING PAYMENTS BY MORTGAGEE AND/OR HOLDERS OF TAXES, ASSESSMENTS AND INSURANCE PREMIUMS AS PROVIDED HEREIN AND THEREIN.

     III. Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.


                               GRANTING CLAUSES

     To partially secure the payment of the indebtedness evidenced by the Notes and the payment of all amounts due under and the performance and observance of all covenants and conditions contained in this Mortgage, the Notes, the Indentures, the Security Agreement and any other documents and instruments now or hereafter executed by Mortgagor or any party related thereto or affiliated therewith to evidence, secure or guarantee the payment of all or any portion of the indebtedness under the Notes, the Indentures, the Security Agreement and any and all renewals, extensions, amendments and replacements of this Mortgage, the Notes, the Indentures, the Security Agreement and any such other documents and instruments (the Notes, the Indentures, the Security Agreement, this Mortgage, such other documents and instruments now or hereafter executed and delivered in connection with the Notes, and any and all amendments, renewals, extensions, substitutions, splitters, severances, and replacements hereof and thereof, being sometimes referred to collectively as the "Note Instruments") (all indebtedness and liabilities secured hereby being hereinafter sometimes referred to as "Obligations"), Mortgagor does hereby convey, mortgage, warrant, assign, transfer, pledge and deliver to Mortgagee and grant to Mortgagee a security interest in the following described property subject to the terms and conditions herein:

          (A) The land located in Onondaga County, New York, legally described in attached Exhibit A ("Land");

          (B) All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all other personal property of every kind or nature which constitute fixtures with respect to the Land, together with all extensions, additions, improvements, substitutions and replacements of the foregoing ("Improvements");

          (C) All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("Appurtenances");

          (D)(i) All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

          (ii) All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements, Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein, Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the indebtedness and other sums secured hereby; and

          (iii) All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;

          (E) All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "Rents"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the conditional permission given to Mortgagor to collect and use the Rents as provided in this Mortgage;

          (F) Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Mortgagor which contain evidence of payments made under the leases and all security given therefor (collectively, the "Leases"), subject, however, to the conditional permission given in this Mortgage to Mortgagor to collect the Rents arising under the Leases as provided in this Mortgage;

          (G) Any and all after-acquired right, title or interest of Mortgagor in and to any of the property described in the preceding Paragraphs A-F; and

          (H) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Paragraphs A-G;

     All of the mortgaged property described in the preceding Paragraphs A-H is hereinafter referred to as the "Mortgaged Property."

     Notwithstanding any other provision contained herein, the security interest granted by the Mortgagor to the Mortgagee, and any other rights of the Mortgagee with respect to the Collateral described herein, pursuant to this Mortgage, to secure the Obligations shall be (i) subordinate and junior in priority to the Liens granted to the Senior Agent and the Senior Lenders pursuant to the Senior Loan Agreement or any other Senior Security Documents (the "Senior Lender Liens"), and (ii) subject to the terms and conditions of the Intercreditor Agreement. `

                                 ARTICLE ONE

                            COVENANTS OF MORTGAGOR

           Mortgagor covenants and agrees with Mortgagee as follows:

     1.1. Performance under Security Agreement, Notes, Mortgage and Other Note Instruments. Mortgagor shall perform, observe and comply with or cause to be performed, observed and complied with in a complete and timely manner all provisions hereof, of the Indentures, the Security Agreement and of the Notes, every other Note Instrument and every instrument evidencing or securing Obligations.

     1.2. General Covenants and Representations. Mortgagor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Mortgagor is seized of an indefeasible estate in fee simple in that portion of the Mortgaged Property which is real property, and has good and absolute title to it and the balance of the Mortgaged Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except those set forth on Schedule B of the loan policy of title insurance accepted by Mortgagee insuring the lien of this Mortgage (such liens, security interests, charges and encumbrances being hereinafter referred to as the "Permitted Encumbrances"); and (b) Mortgagor will maintain and preserve the lien of this Mortgage as a second priority lien on the Mortgaged Property, subject only to the Senior Lender Liens and the Permitted Encumbrances until Obligations have been paid in full and the Indentures, and the Security Agreement have been terminated.

     1.3. Compliance with Laws and Other Restrictions. Mortgagor covenants and represents that the Land and the Improvements and the use thereof presently comply with, and, to the extent required by the Security Agreement, will continue to comply with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

     1.4.  Taxes and Other Charges.

          1.4.1. Taxes and Assessments. Mortgagor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Mortgage or Obligations; provided, however, that Mortgagor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge, if, on or before the due date of the asserted tax, assessment, or other charge, Mortgagor shall obtain an endorsement, in form and substance satisfactory to Mortgagee, to the policy of title insurance issued to Mortgagee insuring the lien of this Mortgage, insuring over such tax, assessment or other charge and if Mortgagor otherwise complies with any provisions which may be set forth in the Security Agreement regarding the contest of taxes.

          1.4.2. Taxes Affecting Interest of Mortgagee and Holders. If any state, federal, municipal or other governmental law, order, rule or regulation, which becomes effective subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting taxes, so as to impose on the Mortgagee or Holders a tax by reason of its ownership of any or all of the Note Instruments or measured by the principal amount of Obligations, requires or has the practical effect of requiring Mortgagee or Holders to pay any portion of the real estate taxes levied in respect of the Mortgaged Property or to pay any tax levied in whole or in part in substitution for real estate taxes or otherwise affects materially and adversely the rights of Mortgagee or Holders in respect of Obligations, this Mortgage, Obligations and all interest accrued thereon shall, upon sixty (60) days' notice, become due and payable forthwith at the option of Mortgagee, whether or not there shall have occurred an Event of Default, provided, however, that, if Mortgagor may, without violating or causing a violation of such law, order, rule or regulation, pay such taxes or other sums as are necessary to eliminate such adverse effect upon the rights of the Mortgagee and Holders and does pay such taxes or other sums when due and payable, Mortgagee may not elect to declare due Obligations by reason of the provisions of this Section 1.4.2.

     1.5. Mechanic's and Other Liens. Mortgagor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than any lien for taxes and assessments not yet due and payable) to be created upon or against the Mortgaged Property; provided, however, that Mortgagor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien, if Mortgagor shall first obtain an endorsement, in form and substance satisfactory to Mortgagee, to the loan policy of title insurance issued to Mortgagee insuring the lien of this Mortgage, insuring over such asserted lien and if Mortgagor otherwise complies with any provisions which may be set forth in the Security Agreement regarding the contest of liens.

     1.6.  Insurance and Condemnation.

          1.6.1. Insurance Policies. Mortgagor shall, at its sole expense, obtain for, deliver to, - assign to and maintain for the benefit of Mortgagee, until Obligations are paid in full, such policies of insurance as are required by the Security Agreement.

          1.6.2. Adjustment of Loss; Application of Proceeds. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement or the Intercreditor Agreement, Mortgagee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies covering the Mortgaged Property and to collect and receive the proceeds from any such policy or policies. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding sentence. The entire amount of such proceeds, awards or compensation shall be applied as provided in the Security Agreement.

          1.6.3. Condemnation Awards. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, Mortgagee shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Mortgaged Property or any part thereof, (ii) damage to the Mortgaged Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Mortgaged Property. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding sentence. In the event that Mortgagor acquires any real estate to replace all or any portion of the Mortgaged Property which became subject to any such action or proceeding, Mortgagor shall execute and deliver to Mortgagee a mortgage of such replacement property, which mortgage shall be in substantially the same form as this Mortgage, and Mortgagor shall deliver to Mortgagee a survey and a title insurance policy and such other items in connection with such replacement property as Mortgagee may reasonably require, all in form and substance satisfactory to Mortgagee.

          1.6.4. Obligation to Repair. If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, Mortgagor shall promptly and with all due diligence restore and repair the Mortgaged Property to the extent that the proceeds, award or other compensation, are made available to Mortgagor and are sufficient to pay the cost of such restoration or repair.

     1.7. Mortgagee May Pay; Default Rate. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, upon Mortgagor's failure to pay any amount required to be paid by Mortgagor under any provision of this Mortgage, Mortgagee may pay the same. Mortgagor shall pay to Mortgagee, within five (5) days after demand, the amount so paid by Mortgagee together with interest at a rate equal to the highest rate payable under the Security Agreement after the occurrence of an "Event of Default" as such term is defined in the Security Agreement (the "Default Rate") and the amount so paid by Mortgagee, together with interest, shall be added to Obligations.

     1.8. Care of the Mortgaged Property. Mortgagor shall preserve and maintain the Mortgaged Property in good operating condition. Mortgagor shall not, without the prior written consent of Mortgagee, permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof.

     1.9. Transfer or Encumbrance of the Mortgaged Property. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, Mortgagor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Mortgaged Property, any part thereof, or any interest therein, without the prior written consent of Mortgagee having been obtained.

     1.10. Further Assurances. At anytime and from time to time, upon Mortgagee's request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Mortgagee, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Mortgagee may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Mortgage.

     1.11. Assignment of Rents. The assignment of rents, income and other benefits contained in Section (E) of the Granting Clauses of this Mortgage shall be fully operative without any further action on the part of either party, and, specifically, Mortgagee shall be entitled, at its option, subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, and upon the occurrence of an Event of Default hereunder, to all rents, income and other benefits from the Mortgaged Property, whether or not Mortgagee takes possession of such property. Such assignment and grant shall continue in effect until Obligations are paid in full and the Indentures and Security Agreement have been terminated. The execution of this Mortgage constitutes and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether or not foreclosure proceedings have been instituted. Notwithstanding the foregoing, so long as no Event of Default has occurred, Mortgagor shall have the right and authority to continue to collect the rents, income and other benefits from the Mortgaged Property as they become due and payable but not more than thirty
(30) days prior to the due date thereof.

     1.12. After-Acquired Property. To the extent permitted by, and subject to, applicable law, the lien of this Mortgage shall automatically attach, without further act, to all property hereafter acquired by Mortgagor located in or on, or attached to, the Mortgaged Property or any part thereof.

     1.13. Leases Affecting Mortgaged Property. Mortgagor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Mortgaged Property or any part thereof. The assignment contained in Sections (E) and (F) of the Granting Clauses shall not be deemed to impose upon Mortgagee any of the obligations or duties of the landlord or Mortgagor provided in any lease.

     1.14. Management of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be managed at all times in accordance with sound business practice.

     1.15. Execution of Leases. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, Mortgagor shall not permit any leases to be made of the Mortgaged Property, or to be modified, terminated, extended or renewed, without the prior written consent of Mortgagee.


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


     1.16. Expenses. To the extent permitted by applicable law, in the event of foreclosure hereof, Mortgagee shall be entitled to add to the indebtedness found to be due by the court a reasonable estimate of expenses to be incurred after entry of the decree of foreclosure.

     1.17.  Environmental Conditions.

          (a) Mortgagor covenants, warrants and represents that, except as disclosed by the environmental assessments identified in Schedule 1 attached hereto, there are no, nor will there, for so long as any of Obligations remain outstanding, be, any Hazardous Materials (as hereinafter defined) generated, released, stored, buried or deposited over, beneath, in or upon the Mortgaged Property except as such Hazardous Materials may be required to be used, stored or transported in connection with the permitted uses of the Mortgaged Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor. For purposes of this Mortgage, "Hazardous Materials" shall mean and include any pollutants, flammables, explosives, petroleum (including crude oil) or any fraction thereof, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of toxic or hazardous substances, wastes, or materials under any federal, state or local laws, ordinances, regulations or guidances which regulate, govern, prohibit or pertain to the generation, manufacture, use, transportation, disposal, release, storage, treatment of, or response or exposure to, toxic or hazardous substances, wastes or materials. Such laws, ordinances and regulations are hereinafter collectively referred to as the "Hazardous Materials Laws."

          (b) Mortgagor shall, and Mortgagor shall cause all employees, Mortgagees, contractors and subcontractors of Mortgagor and any other persons from time to time present on or occupying the Mortgaged Property to, keep and maintain the Mortgaged Property in all material respects in compliance with, and not cause or knowingly permit the Mortgaged Property to be in violation of, any applicable Hazardous Materials Laws. Neither Mortgagor nor any employees, Mortgagees, contractors or subcontractors of Mortgagor or any other persons occupying or present on the Mortgaged Property shall use, generate, manufacture, store or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Materials, except as such Hazardous Materials may be required to be used, stored or transported in connection with the permitted uses of the Mortgaged Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor.

          (c) Mortgagor shall promptly advise Mortgagee in writing of: (i) any notices received by Mortgagor (whether such notices are from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of the violation or potential violation occurring on or about the Mortgaged Property of any applicable Hazardous Materials Laws; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; (iii) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any Hazardous Materials Claims, except for the occurrences and conditions disclosed by the environmental assessments identified in Schedule 1. Mortgagee shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and Mortgagor shall pay to Mortgagee, upon demand, all attorneys' and consultants' fees incurred by Mortgagee in connection therewith.

          (d) Mortgagor shall be solely responsible for, and shall indemnify, defend and hold harmless Mortgagee and Holders, and the directors, officers, employees, Mortgagees, successors and assigns of each of them, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Notes or otherwise and regardless of by whom caused, whether by Mortgagor or any predecessor in title or any owner of land adjacent to the Mortgaged Property or any other third party, or any employee, Mortgagee, contractor or subcontractor of Mortgagor or any predecessor in title or any such adjacent land owner or any third person) of Hazardous Materials on, under or about the Mortgaged Property; including, without limitation: (i) claims of third parties (including governmental agencies) for damages, penalties, losses, costs, fees, expenses, damages, injunctive or other relief; (ii) third party response costs, clean-up costs, costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of determining the existence of Hazardous Materials and reporting same to any governmental agency; and (iii) any and all expenses or obligations, including attorneys' fees, incurred by Mortgagee at, before or after any trial or appeal therefrom whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees, deposition costs, copying and telephone charges and other expenses. The obligations of Mortgagor under this subsection shall survive any of the foreclosure of this Mortgage, the repayment of Obligations, or other satisfaction of the indebtedness, secured by this Mortgage, whether by deed in lieu of foreclosure or otherwise.

          (e) Any loss, damage, cost, expense or liability incurred by Mortgagee or Holders as a result of a breach or misrepresentation under this Section 1.17 by Mortgagor or for which Mortgagor is responsible or for which Mortgagor has indemnified Mortgagee and Holders under this
     Section 1.17 shall be paid to Mortgagee or Holders, as the case may be, on demand, and, failing prompt reimbursement, such amounts shall, together with interest thereon at the Default Rate from the date incurred by Mortgagee or Holders, as the case may be, until paid by Mortgagor, be added to Obligations, be immediately due and payable and be secured by the lien of this Mortgage and the other Note Instruments.

                                 ARTICLE TWO

                                   DEFAULTS

     2.1. Event of Default. The term "Event of Default," wherever used in this Mortgage, shall mean any one or more of the following events:

          (a) A failure to keep, perform or observe any covenant, condition or agreement on the part of Mortgagor in this Mortgage and such failure is not cured to Mortgagee's satisfaction within thirty (30) days after the sooner to occur of Mortgagor's receipt of notice of such failure from Mortgagee or the date on which such breach first becomes known to any officer of Mortgagor.

          (b) The occurrence of an "Event of Default" under and as defined in the Security Agreement.

                                ARTICLE THREE

                                   REMEDIES

     3.1. Acceleration of Maturity. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, if an Event of Default shall have occurred, Mortgagee may declare Obligations to be immediately due and payable, and upon such declaration Obligations shall immediately become and be due and payable without further demand or notice. The foregoing shall not be in limitation of any provision contained in any other Loan Instrument, including without limitation any such provision pursuant to which Obligations become immediately due and payable without action or election by Mortgagee.

     3.2. Mortgagee's Power of Enforcement. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, if an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as provided in this Mortgage or otherwise, and without regard to whether or not Obligations shall have been accelerated, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced or arising thereafter, proceed by any appropriate action or proceeding which may be pursued concurrently or at such time and in such manner as Mortgagee may determine without impairing or otherwise affecting the other rights and remedies of Mortgagee: (a) to enforce payment of Obligations or the performance of any term hereof or any of the other Note Instruments; (b) to institute appropriate proceedings for foreclosure, either complete or partial (to the extent permitted by applicable law), whether through judicial action pursuant to Article 13 of the Real Property Actions and Proceedings Law ("RPAPL") or pursuant to non judicial power of sale pursuant to Article 14 of the RPAPL and in accordance with Section 3.11 below; (c) to cure such Event of Default without relieving Mortgagor of any liability in connection therewith, and as otherwise provided herein and in the Note Instruments; (d) to institute an action, suit or other proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Note

Instrument; and (e) to pursue any other remedy available to it elsewhere hereunder, under any other Note Instrument and as may be required or permitted by law. Mortgagee may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Mortgagee may determine.

     3.3. Mortgagee's Right to Enter and Take Possession, Operate and Apply Income.

          (a) Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, if an Event of Default shall have occurred, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee (or its Mortgagees, nominees or attorneys) the actual possession of the Mortgaged Property, and to the extent permitted by law, Mortgagee itself, or by such officers or Mortgagees as it may appoint, is hereby expressly authorized to enter and take possession of all or any portion of the Mortgaged Property (and all books, records and accounts relating thereto), all without incurring liability for trespass, damages or otherwise, and may exclude Mortgagor and its Mortgagees and employees wholly therefrom.

          (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee's demand made under Section 3.3(a) above, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor shall pay to Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and Mortgagees, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

          (c) Upon every such entering upon or taking of possession, Mortgagee, to the extent permitted by law, may (i) hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof; (ii) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of the Mortgagor with respect to the Mortgaged Property, whether in the name of the Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify any Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, Rents and other income of the Mortgaged Property and every part thereof, including those past due and unpaid; and (v) apply the receipts from the Mortgaged Property to the payment of Obligations, after deducting therefrom, in such order and proportion as Mortgagee in its sole discretion shall determine, any law, custom or use to the contrary notwithstanding, all expenses of managing, operating and securing the Mortgaged Property (including reasonable attorneys' fees and disbursements incurred in connection with the aforesaid and all amounts necessary to pay all salaries, fees and wages, taxes, charges, claims, assessments, liens, insurance and other charges in connection with the operation, maintenance and improvement of the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, Mortgagees and employees).

     3.4. Leases. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, Mortgagee is authorized to foreclose this Mortgage subject to or prior to the rights, if any, of the Senior Agent and any or all tenants or other occupants of the Mortgaged Property. Mortgagee may elect to foreclose the rights of some subordinate tenants or other occupants while foreclosing subject to the rights of other subordinate tenants.

     3.5. Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase all or any portion of the Mortgaged Property and, upon compliance with the terms of the sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

     3.6. Application of Foreclosure Sale Proceeds. The proceeds of any foreclosure sale of the Mortgaged Property or any part thereof received by Mortgagee shall, to the extent permitted by law, be applied by Mortgagee to the Obligations secured hereby in such order and manner as Mortgagee may elect in a written notice to Mortgagor given on or before sixty (60) days following confirmation of the sale and, in the absence of such election, first to the expenses of sale, then to expenses including attorneys' fees of the foreclosure proceeding, and then to Obligations.

     3.7. Application of Indebtedness Toward Purchase Price. Upon any foreclosure sale, Mortgagee may, to the extent permitted by law, apply any or all of Obligations to the price paid by Mortgagee at the foreclosure sale or receive a credit against such price for any or all of Obligations.

     3.8. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor hereby waives any and all rights of redemption. Mortgagor further agrees, to the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under it will set up, claim or seek to take advantage of any reinstatement, appraisement, valuation, stay or extension laws now or hereafter in force, or take any other action which would prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat. Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

     3.9. Receiver - in Possession. Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, if an Event of Default shall have occurred, Mortgagee, to the extent permitted by law and without regard to the value of the Mortgaged Property or the adequacy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right and without any additional showing or proof, at Mortgagee's election, to either: (a) the appointment by the court of a receiver, trustee, liquidator, conservator or other custodian of the Mortgaged Property (without the necessity of Mortgagee posting a bond) to enter upon and take possession of the Mortgaged Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct, without regard for the adequacy of the security for Obligations and without regard for the solvency of Mortgagor or any other person, firm or entity liable for the payment thereof; or (b) to be placed by the court into possession of the Mortgaged Property as in possession with the same power herein granted to a receiver and with all other rights and privileges of a in possession under law. The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect all Rents, income and other benefits thereof, whether by a receiver or as otherwise permitted, shall be cumulative to any other right or remedy hereunder or afforded hereunder or by law and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, income and other benefits actually received by Mortgagee, whether received pursuant to this Section 3.9 or Section 3.3. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits. or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Mortgagee. Section 254, subsection 10 of the New York Real Property Law is incorporated herein, by this reference.

     3.10. Mortgagor to Pay Obligations in Event of Default; Application of Monies by Mortgagee.

          (a) Subject to the terms of the last paragraph of the Granting Clauses herein, the Security Agreement and the Intercreditor Agreement, and upon occurrence of an Event of Default, Mortgagee shall be entitled to sue for and to recover judgment against Mortgagor under the Notes and for Obligations due and unpaid, together with costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of Mortgagee's Mortgagees, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

          (b) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of Obligations, Mortgagee shall be entitled to enforce all other rights and remedies under the Note Instruments.

          (c) Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any judgment by Mortgagee under any of the Note Instruments, and no attachment or levy of execution upon any of the Mortgaged Property or any other property of Mortgagor, shall (except as otherwise provided by law) in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before until Obligations are paid in full.

          (d) To the extent permitted by applicable law, any monies collected or received by Mortgagee under this Section 3.10 shall be applied to the payment of compensation, expenses and disbursements of the Mortgagees, attorneys and other representatives of Mortgagee, and the balance remaining shall be applied to the payment of Obligations, in such order and manner as Mortgagee may elect, and any surplus, after payment of all Obligations, shall be paid to Mortgagor.

     3.11. Non-judicial Foreclosure. Mortgagee may sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law (including pursuant to the nonjudicial power of sale enacted in 1998 and codified as
Article 14 of the RPAPL), and in the event of sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

     3.12. No Mortgagee in Possession. Nothing contained in this Article or elsewhere herein shall be construed as constituting Mortgagee as a "mortgagee in possession" in the absence of the taking of actual possession of the Mortgaged Property by Mortgagee. In the exercise of the powers herein granted to Mortgagee, no liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor for itself and its successors and assigns.

     3.13. Compliance with New York Mortgage Foreclosure Law. In the event that any provision in this Mortgage shall be inconsistent with any rights or protections afforded to Holders or Mortgagee under the New York statutes regarding foreclosure of this Mortgage, including without limitation, Articles 13 and 14 of the RPAPL (collectively, the "Act"), the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be reasonably construed in a manner consistent with the Act.

     3.14. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee or Holders by the Notes, the Indentures, the Security Agreement, this Mortgage or any other Note Instrument is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Notes, the Security Agreement or any other Note Instrument, or now or hereafter existing at law, in equity or by statute.

                                 ARTICLE FOUR

                           MISCELLANEOUS PROVISIONS

     4.1. Heirs, Successors and Assigns Included in Parties. Whenever Mortgagor, Mortgagee or Holders are named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Mortgage shall bind the successors and assigns of Mortgagor, including any subsequent owner of all or any part of the Mortgaged Property and inure to the benefit of the successors and assigns of Mortgagee and Holders.

     4.2. Notices. All notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Mortgage to Mortgagor or Mortgagee shall be directed to Mortgagor or Mortgagee, as the case may be, in the manner and at the addresses for notice set forth in the Security Agreement.

     4.3. Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

     4.4. Invalid Provisions. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

     4.5. Changes. Neither this Mortgage nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.

     4.6. Governing Law. Except with respect to the creation, perfection, priority and enforcement of the lien and security interest created hereunder, all of which shall be construed, interpreted, enforced, and governed by the laws of the State of New York; the validity and interpretation of this Mortgage shall be governed by and in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

     4.7. Limitation of Interest. In no event whatsoever shall the aggregate of all amounts deemed interest under the Security Agreement or under the Notes and charged or collected pursuant to the terms of the Security Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable, all as more specifically provided in the Security Agreement.

     4.8. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances (whether made at the option of Mortgagee, or otherwise) made by Mortgagee under the Security Agreement, the Indentures, or other Note Instruments, to the same extent as if such future advances were made on the date of the execution of this Mortgage. Subject to
Section 4.16 below and as set forth therein, the total amount of indebtedness that may be so secured may decrease or increase from time to time, but the principal amount of all indebtedness which under any contingency may be secured hereby shall, in no event, exceed the Maximum Mortgage Indebtedness.

     4.9. Last Dollar. The lien of this Mortgage shall remain in effect until the last dollar of Obligations is paid in full and all obligations of Mortgagee under the Security Agreement have been terminated.

     4.10. Release. Upon full payment and satisfaction of Obligations and the termination of all obligations of Mortgagee under the Security Agreement, Mortgagee shall issue to Mortgagor an appropriate release or satisfaction in recordable form.

     4.11. Time of the Essence. Time is of the essence with respect to this Mortgage and all the provisions hereof.

     4.12. Other Agreements. In the event of any conflict between the terms of this Mortgage and the terms of the Security Agreement or the Intercreditor Agreement, the terms of the Security Agreement and the Intercreditor Agreement shall control.

     4.13. Replacement of Notes. One or more of the Notes may from time to time be replaced, provided that the terms of the Notes following such replacement, including the principal amount evidenced thereby, shall remain the same. As the indebtedness secured by this Mortgage shall remain the same, such replacement of the Notes shall not be construed as a novation and shall not affect, diminish or abrogate Mortgagor's liability under this Mortgage or the priority of this Mortgage.

     4.14. Authority. Mortgagor does hereby represent and certify that the persons executing this Mortgage on behalf of Mortgagor are the duly elected officers of Mortgagor and have been fully empowered, by a proper resolution of the Board of Directors of Mortgagor, to execute and deliver this Mortgage and all necessary corporate action for the making of such Mortgage has been taken and done.

     4.15. Incorporation of Section 254 of the RPL. The provisions of Section 254 of the New York Real Property Law are incorporated herein by this reference and in the event of any conflict between the provisions of the New York Real Property Law and the provisions of this Mortgage, the provisions of said Law shall govern and control, except as otherwise expressly provided herein or under the Security Agreement.

     4.16. Maximum Mortgage Indebtedness. Notwithstanding anything to the contrary in this Mortgage, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by this Mortgage (including Mortgagor's obligation to reimburse advances made by Mortgagee), either at execution or at any time thereafter, shall not exceed at any time the Maximum Mortgage Indebtedness, plus amounts which Mortgagee expends, pursuant to the provisions of this Mortgage or the Security Agreement, to the extent that any such amounts constitutes payment of (a) interest, (b) taxes, charges or assessments that may be imposed by law upon the Mortgaged Property, or any portion thereof, (c) premiums on insurance policies covering the Mortgaged Property, or any portion thereof, (d) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and the lien created by this Mortgage, (e) other charges permitted at law, in equity or in this Mortgage to protect or preserve all or any portion of the Mortgaged Property, or (f) any amount, cost or charge to which Mortgagee becomes subrogated, upon payment; whether under recognized principles of law or equity or under express statutory authority, then and in each such event, such amount or costs, together with interest thereon, if any, shall be added to Obligations and shall be secured by this Mortgage. Mortgagor covenants, warrants and agrees in favor of Mortgagee that the foregoing limitation on the indebtedness secured hereby shall not, in any manner, limit or waive any of Mortgagee's rights and remedies under the other Note Instruments nor limit the amount of any obligations, liabilities or indebtedness secured by any of the other Note Instruments or other collateral granted thereunder, nor affect the priority thereof.

     4.17. Treatment of Borrowings and Repayments. Pursuant to the terms and provisions of the Indentures, the amount of Obligations may decrease from time to time as Mortgagor repays, sums on account of Obligations, all as more fully described in the Indentures. Notwithstanding the foregoing, so long as the outstanding principal balance of the Notes exceeds the amount of the Maximum Mortgage Indebtedness, any payments and repayments of the Notes by Mortgagor shall not be deemed to be applied against, or to reduce, the portion of the Notes secured by this Mortgage. For purposes of this Mortgage, such payments shall instead be deemed to reduce only such portion of the Notes exceeding the Maximum Mortgage Indebtedness, and secured by collateral other than the Mortgaged Property.

     4.18. Reduction of the Mortgage Indebtedness. The portion of Obligations secured by this Mortgage shall be reduced only by the last and final sums that Mortgagor repays with respect to the Notes and shall not be reduced by any intervening repayments of the Notes by Mortgagor. As of the date of recording of this Mortgage, the outstanding principal balance of the Notes exceeds the amount of the Maximum Mortgage Indebtedness, so that the Maximum Mortgage Indebtedness represents only a portion of Obligations actually outstanding.

     4.19. Waiver. Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the lien of this Mortgage or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because Mortgagee elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that Mortgagee is not entitled to a deficiency judgment, Mortgagor shall not (i) introduce in any other jurisdiction such judgment as a defense to enforcement against Mortgagor of any remedy in the Security Agreement or any other Note Instrument or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered. For purposes of this subsection the term "deficiency judgment" shall mean a judgment against Mortgagor personally for that portion of Obligations which is not satisfied by a foreclosure, exercise of a power of sale or conveyance in lieu of either, under or pursuant to this Mortgage, to the extent such unsatisfied portion is recoverable under applicable law. The use of the term "deficiency judgment" as aforesaid shall never be deemed to limit the obligations of Mortgagor with respect to the Notes.

     4.20. Lien Law. Mortgagor shall comply with the provisions of Section 13 of the Lien Law of the State of New York. Mortgagor shall receive the monies secured hereby and will hold the right to receive such monies as a trust fund to be applied first for the purpose of paying the cost of the improvement, and will apply the same first to the payment of the cost of the improvement before using any part of the total for any other purpose.

     4.21. Mortgagor's Statement. By signing below, Mortgagor hereby states that this Mortgage covers real property not principally improved by one or more structures containing in the aggregate more than six (6) residential dwelling units, each having its own separate cooking facilities.

     4.22.  Mortgagee's Right to Sever Indebtedness.

          (a) Mortgagor acknowledges that (i) the Mortgaged Property does not constitute the sole source of security for the payment and performance of Obligations and that Obligations are also secured by property of Mortgagor and its affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate indenture, security agreement, mortgage or other appropriate instrument and (iii) Mortgagor intends that Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that Mortgagee would have had if each item of collateral had been mortgaged or pledged pursuant to a separate indenture, security agreement, mortgage or other appropriate instrument. In furtherance of such intent, Mortgagor agrees that Mortgagee may at any time by notice (an "Allocation Notice") to Mortgagor allocate a portion of Obligations to the Mortgaged Property (the "Allocated Indebtedness") and sever from the remaining Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of Mortgagor unrelated to the other transactions contemplated by the Security Agreement or any document related to either thereof. To the extent that the proceeds of any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to Mortgagor and shall not be available hereunder to satisfy any of Obligations other than the Allocated Indebtedness. In any action or proceeding to foreclose the lien of this Mortgage or in connection with any power of sale foreclosure or other remedy exercised under this Mortgage commenced after the giving by Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of Obligations hereby secured, and Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. In no event may Mortgagee designate Allocated Indebtedness, the principal amount of which exceeds the Maximum Mortgage Indebtedness.

          (b) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 4.22, including, without limitation, any amendment to, or substitution of, this Mortgage, any substitute promissory note or affidavit or certificate of any kind, Mortgagee may execute, deliver or record such instrument, consistent with the provisions hereof and the other Note Instruments, as the attorney-in-fact of Mortgagor in the event that Mortgagor fails to deliver such instrument within ten (10) business days after receipt by Mortgagor of a request therefor. Such power of attorney is coupled with an interest and is irrevocable.

         IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.


                                    ADVANCED D.C. MOTORS, INC., a
                                    New York corporation

                  [SEAL]

                                    By:  /s/ Gordon L. Nelson, Jr.
                                        ---------------------------------
                                    Its:  Vice President
                                         --------------------------------
                                    Print Name:  Gordon L. Nelson, Jr.
                                               --------------------------

                                ACKNOWLEDGMENT

STATE OF _________________ )
                                            ) ss:
COUNTY OF ________________ )

         On the ____ day of April, 2002, before me personally came ______________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at ____________________________________,
__________________, ____________; that he/she is the _______________________
of Advanced D.C. Motors, Inc., a New York corporation, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation (or if corporation has no seal that fact must be stated); that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his/her name thereto by like authority.


                                       ----------------------------------------
                                        Notary Public

                                      A-2
                                   EXHIBIT A

                               Legal Description


     ALL that tract or parcel of land situated in the Town of Dewitt County of Onondaga, State of New York, being part of Lot Number 21 bounded and described as follows:

     BEGINNING at a point in the southerly Highway Boundary of East Molloy Road, said point being 32 feet +/- measured at right angles from Station 72-73.5 +/- of the 1976 survey Baseline for Hosman Road, County Road #71;

     RUNNING THENCE North 86 degrees 31 minutes 50 seconds East along the southerly highway boundary of said East Molloy Road, a distance of 269.64 feet to a point;

     THENCE South 03 degrees 28 minutes 10 seconds East, along the westerly boundary of lands now or formerly owned by Syracuse Movers, Inc. (Tax Map #24.00-05-004) a distance of 507.75 feet to a point;

     THENCE South 00 degrees 57 minutes 30 seconds East, along the westerly line of lands now or formerly owned by Wellco Associates, LLC (Tax Map #24.00-05-16.1), a distance of 228.91 feet to a point;

     THENCE 86 degrees 01 minutes 40 seconds West, along the northerly line of lands now or formerly owned by Peter A. Low as filed in the Onondaga County Clerk's Office as Liber 3309 of deeds page 343, a distance of
     433.14 feet to a point;

     THENCE North 03 degrees 58 minutes 20 seconds West, a distance of 50.00 feet to a point;

     THENCE North 86 degrees 01 minutes 40 seconds East, along the southerly line of lands now or formerly owned by Central City Enterprises Ltd. as filed in the Onondaga County Clerk's Office as Liber 3215 of deeds page 101, a distance of 180.00 feet to a point;

     THENCE North 03 degrees 58 minutes 20 seconds West, along the easterly line of lands now or formerly owned by said Central City Enterprises Ltd., a distance of 688.69 feet to the point or place of BEGINNING.

TOGETHER WITH A RIGHT OF WAY for ingress and egress over a strip of land 50 feet in width by 259.98 feet deep to Joy Drive and bounded and described as follows:

     ALL that tract or parcel of land situate in the Town of Dewitt, County of Onondaga and State of New York, bounded and described as follows:

     BEGINNING at a point on the easterly line of Joy Drive South 03 degrees 58 minutes 20 seconds East 684.80 feet measured along the easterly line of Joy Drive from the intersection of said easterly line of Joy Drive with the southerly line of East Molloy Road;


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     RUNNING THENCE from the above mentioned point of beginning North 86 degrees 01 minutes 40 seconds East, a distance of 259.98 feet;

     THENCE South 03 degrees 58 minutes 20 seconds East, a distance of 50 feet to a point;

     THENCE South 86 degrees 01 minutes 40 seconds West, a distance of 259.98 feet to the easterly line of Joy Drive;

     THENCE North 03 degrees 58 minutes 20 seconds West, along the easterly line of Joy Drive 50 feet to the place of BEGINNING.






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                                Schedule 1 - 1
                                  SCHEDULE 1

                           Environmental Assessments


Environmental Assessment dated ___________________, 2001, by GaiaTech Incorporated.









                                Schedule 1 - 1